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                                                           Strictly Confidential

                     Presentation to the Special Committee
                          of the Board of Directors of

                            Business Resource Group

                                  July 6, 2000



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Transaction Summary
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o    Two-Step Structure                 Cash tender offer at $9.25 per share
                                        (the "Transaction Price") of Business
                                        Resource Group (the "Company") common
                                        stock (the "Shares") by a newly formed
                                        affiliate corporation ("Purchaser") of
                                        Three Cities Research ("TCR"), followed
                                        by a back-end cash merger at $9.25 per
                                        Share

o    Commencement of Tender Offer       Tender offer to commence within five
                                        business days of public announcement

o    Tender Offer Schedule              Initial expiration date for tender offer
                                        will be 20-25 business days following
                                        commencement; may be extended until 60
                                        days following commencement to permit
                                        satisfaction of closing conditions

o    Principal Tender Offer Closing
     Conditions                         o    Tender of at least 51% of the
                                             outstanding Shares not owned by TCR
                                             affiliates (or as to which TCR has
                                             a binding agreement to acquire)

                                        o    Tender of at least 53.5% of the
                                             outstanding Shares

                                        o    No material disruptions in US
                                             capital markets

                                        o    Representations and warranties of
                                             Company remaining true

                                        o    Compliance by Company with its
                                             obligations under the Plan and
                                             Agreement of Merger (the "Merger
                                             Agreement")

                                        o    No withdrawal or adverse
                                             modification of Company board's
                                             recommendation of transaction

o    Absence of Financing Condition     Need to obtain third-party financing is
                                        not a condition to consummation of
                                        transaction

o    Reincorporation Merger             If the number of Shares tendered exceeds
                                        the minimum tender condition described
                                        above, but is less than 90% of the
                                        Shares outstanding, as an interim step,
                                        Company will reincorporate into the
                                        State of Delaware and then, as the final step, merge with Purchaser


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Transaction Summary
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o    No solicitation                    During pendency of transaction, Company
                                        and its advisors will be prohibited from soliciting additional third-party interest in the acquisition of the Company; however, they will be permitted to fully respond to any unsolicited communication, and if deemed appropriate in light of the board's fiduciary duties, the Company's board will be permitted to withdraw its recommendation of the transaction

o    Antitrust filing                   Transaction will be subject to review by
                                        US federal government under HSR Act

o    Principal Termination Rights       o    Breach of representation or
                                             warranty under Merger Agreement or
                                             failure of a closing condition

                                        o    By Company, in order to accept a
                                             Superior Proposal (as defined in
                                             the Merger Agreement)

o    Termination Fees                   If Company terminates to accept a
                                        Superior Proposal, Company will be
                                        required to pay a termination of
                                        $750,000 to Purchaser and reimburse
                                        Purchaser for its expenses (up to
                                        $500,000) in connection with transaction

o    Organization of Acquisition
     Corporation                        TCR will form a limited liability
                                        company ("Holdings") which will
                                        indirectly hold 100% of the equity of
                                        Purchaser

o    Contributions by Company
     Management                         Two members of Company management, Brian
                                        McNay and Jeffrey Tuttle, will enter
                                        into agreements with Holdings pursuant
                                        to which they will contribute a total of approximately 320,000 Shares to Holdings in exchange for equity units in Holdings. Two other members of management, John Peth and John Palmer, will acquire units of Holdings in consideration of the cancellation of a portion of their Company stock options or the contribution of cash



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Transaction Summary
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o    TCR Financing                      One or more TCR funds will contribute,
                                        or arrange for the contribution of, at
                                        least $31 million, in the form of cash
                                        or demand notes, to Purchaser.
                                        Affiliates of TCR will also commit to at least $15 million in subordinated, mezzanine debt financing for the acquisition. And finally, Purchaser will receive a commitment of $45 million in senior debt financing from Comerica Bank--California






Transaction Summary Source: Outside counsel to the Special Committee of the Board of Directors of the Company


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Valuation Analysis
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Historical Stock Performance



                               [GRAPHIC OMITTED]





Source: Factset Research Systems

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Valuation Analysis
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Premium Analysis

           Per Share                 Share Price            Premium
           ---------                 -----------            -------
           Transaction Price               $9.25                 NA
           7/5/00 Price                    $6.50                42%
           52 Week High                    $9.00                 3%
           52 Week Low                     $2.87               222%



Source:  Price information from Factset Research Systems

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Valuation
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Historical Financial Summary



                                     Sales

                                  [BAR GRAPH]




                                Adjusted EBITDA

                                  [BAR GRAPH]




                                      EPS

                                  [BAR GRAPH]




Source: 1997-1999, Company Form 10K for the year ended October 31, 1999; LTM 3/31/00, unaudited financial statements for March 31, 1999 and March 31, 2000 provided by Company management; Confidential Offering Memorandum prepared by Huntington Holdings, Inc.


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Valuation - Discounted Cash Flow
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Summary of Financial Projections

      Key Assumptions                     2000      2001      2002      2003      2004
      ---------------                     ----      ----      ----      ----      ----

      Sales Growth                        56.5%     25.1%     22.0%     10.5%     10.5%
      EBITDA margins                       6.6%      8.6%      8.6%      8.6%      8.6%
      EBIT margins                         5.6%      7.8%      7.5%      7.4%      7.4%
      Adjusted working capital (% Rev)    13.1%     13.1%     13.1%     13.1%     13.1%
      Capital expenditures                $1.3      $1.0      $2.0      $2.3      $2.5
      Cash paid in acquisitions           $6.7      $5.7      $6.9      $8.4     $11.1

      Forecast                            2000E     2001E     2002E     2003E     2004E
      --------                            -----     -----     -----     -----     -----

      Sales                              $195.6     $244.7    $298.5    $329.8    $364.3
      EBITDA (a)                          $13.0      $21.1     $25.7     $28.4     $31.3
      EBIT (a)                            $11.0      $19.1     $22.3     $24.4     $27.0
      (a)  Excludes special items



Source: Confidential Offering Memorandum prepared by Huntington Holdings, Inc.; Revised Forecast of Fiscal 2000 and Fiscal 2001, dated May 15, 2000 provided by Company management; discussions with Company management.


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VALUATION ANALYSIS
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Selected Comparable Company Analysis

                                                                                       Market Value            Market Cap.
                                                                                      as a Multiple of:    as a Multiple of:
                                                                                      -----------------    -----------------
                                                                                       LTM        LTM
                                       Price       Shares     Market      Market      Net to      Cash      LTM        LTM
    Companies                        (07/05/00)  (millions)   Value      Can. (a)     Common    Flow (b)   EBITDA      EBIT
    ---------                        ----------  ----------   -----      --------     ------    --------   ------      ----
Hon Indlistries                       $  24.81      60.15   $ 1,492.5   $ 1,731.7      14.9x      8.6x      7.4x       10.4x
Kimball International -C1 B           $  15.00      40.20   $   603.0   $   510.9      12.2x      6.7x      4.5x        7.2x
Miller (Herman) Inc                   $  27.36      78.57   $ 2,149.6   $ 2,323.7      15.5x      9.4x      7.7x       10.3x
Mity-Lite Inc                         $  12.75       4.82   $    61.4   $    55.3      13.5x     10.7x      7.4x        8.3x
Open Plan Systems Inc                 $   1.88       4.40   $     8.3   $    11.6       5.2x      6.7x      6.Ox       12.9x
Steelcase Inc                         $  17.31     151.16   $ 2,616.9   $ 2,995.1      15.3x      8.4x      7.lx       10.6x
Reconditioned Systems Inc             $   2.80       1.33   $     3.7   $     2.8       4.Ox      3.7x      2.6x        2.9x
                                                                                      --------------------------------------

                                                                          Maximum      15.5x     10.7x      7.7x       12.9x
                                                                          Mean         11.5       7.7       6.1         8.9
                                                                          --------------------------------------------------
                                                                          Median       13.5       8.4       7.1        10.3
                                                                          --------------------------------------------------
                                                                          Minimum       4.0       3.7       2.6         2.9

(a) Market Capitalization = Market Value + Preferred Equity at Liquidation Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt +
         Minority Interest - Cash & Marketable Securities

(b) Cash Flow = Income Available to Common Shareholders + Depreciation, Depletion & Amortization + Deferred Taxes - Unremitted Earnings of Unconsolidated Subsidiaries




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VALUATION ANALYSIS
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M&A Transaction Analysis





Effective                                                              Offer   Enterprise
Date                 Target                       Acquiror             Value      Value          Consideration (c)
---------  ---------------------------- ----------------------------- -------  ----------    ------------------------
11/9/99    Baquet-Pastrijak Inc.        Business Resource Group          $4.4       $4.4     Cash, debt stock; earnout
8/3/99     Modern Office Interiors      Business Resource Group           0.9        1.4     Cash, debt stock; earnout
2/2/99     Re'Nu Office Systems Inc.    Business Resource Group           4.1        5.1     Cash, debt stock; earnout
5/26/98    Office Furniture Networking  Business Resource Group           3.5        3.3     Cash, stock; earnout
Pending    DO Group, Inc.               Mity-Lite Inc.                    5.8        6.8(a)  Cash and assumed debt
4/9/99     The CenterCore Group, Inc.   Mity-Lite Inc.                    5.3        7.3     Cash and assumed debt
4/26/99    Steelcase Strafor S.A.       Steelcase Inc.                  225.2      325.2     Cash
11/4/99    Knoll Inc.                   Warburg, Pincus Ventures Inc. 1,147.7    1,200.6(b)  Cash





                  Offer Value As a      Enterprise Value
                   a Multiple Of:       As a Multiple Of:
                  ----------------      -----------------
                       LTM
Effective             Net To              LTM        LTM
Date                  Common            EBITDA       EBIT
---------         ----------------      -------      ----
11/9/99                 8.3 x            N/A x        5.0 x
8/3/99                 12.2              N/A         11.2
2/2/99                 16.5              N/A         10.8
5/26/98                12.8              7.8          8.2
Pending                 N/A              N/A          N/A
4/9/99                   NM               NM           NM
4/26/99                12.6              N/A          9.8
11/4/99                12.5              5.8          6.9
                  -----------------------------------------

           Max         16.5 x            7.8 x       11.2 x
           Mean        12.5 x            6.8 x        8.6 x
           ------------------------------------------------
           Median      12.5 x            6.8 x        9.0 x
           ------------------------------------------------
           Min          8.3 x            5.8 x        5.0 x

(a) Acquisition of 50.1% interest in DO Group, Inc. not already owned by Mity-Lite Inc.

(b)      Acquisition of 40% interest not alreadv owned by Warburg, Pincus
         Ventures Inc.

(c) The PV of the maximum potential earnout payments were included in the transaction values indicated.



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Valuation Analysis
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Valuation Summary




      Methodology                            Equity Value per Share
      -----------                            ----------------------

      Discounted Cash Flow Analysis              $7.29 - $8.87

      Market Comparable Analysis                 $6.23 - $7.49

      M&A Transaction Analysis                   $6.80 - $7.20

















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